                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                          Filed by the Registrant [X]
                Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement       [X] Definitive Proxy Statement
[_] Confidential, for Use of the      [_] Definitive Additional Materials
    Commission Only (as permitted     [_] Soliciting Material Pursuant
    by Rule 14a-6(e)(2))                  to Rule 14a-11(c) or Rule 14a-12

                          ACT TELECONFERENCING, INC.
                          --------------------------
               (Name of Registrant as Specified In Its Charter)
                  ___________________________________________
                  (Name of Person(s) Filing Proxy Statement)

              PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
                             [X] No fee required.

 [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

5) Total fee paid:

   _____________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1) Amount previously paid:

   _____________________________________________________________________________

2) Form, Schedule or Registration No.

   _____________________________________________________________________________

3) Filing party:

   _____________________________________________________________________________

4) Date filed:

   _____________________________________________________________________________

                          ACT TELECONFERENCING, INC.
                        1658 Cole Boulevard, Suite 130
                            Golden, Colorado 80401

            ------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
            ------------------------------------------------------


Dear Shareholders:

The annual meeting of shareholders of ACT Teleconferencing, Inc. will be held at our offices located at 1658 Cole Boulevard, Suite 130, Golden, Colorado 80401, on Thursday, June 27, 2002, at 3:00 p.m., local time, for the following purposes:

1. To elect two directors of the company, Carolyn R. Van Eeckhout and Donald L. Sturtevant, to serve until the 2005 annual meeting of shareholders or until their respective successor is elected and qualified;

2.  To approve the second amendment to the Stock Option Plan of 2000.

3. To ratify the appointment of Ernst & Young LLP as our independent accountants for the fiscal year ending December 31, 2002; and

4. To transact any other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

Your board of directors recommends that you vote in favor of the proposed directors described in the proxy statement, for the amendment to the Stock Option Plan of 2000, and for the ratification of the appointment of Ernst & Young LLP as our independent accountants. At the meeting, we will also report on our 2001 business results and other matters of interest to shareholders.

To ensure your representation at the annual meeting, you are urged to vote as soon as possible according to the instructions on your proxy card, by Internet, telephone, or by completing, signing, dating, and returning the enclosed proxy card in the enclosed postage-prepaid envelope. Your shares will be voted in accordance with your instructions. You may, of course, attend the annual meeting and vote in person even if you have previously returned your proxy card.

The approximate date of mailing this notice of annual meeting of shareholders and accompanying proxy statement is May 15, 2002.

                       By Order of the Board of Directors


          /s/ Gerald D. Van Eeckhout
          Chairman of the Board and Chief Executive
          Officer


April 30, 2002

                          ACT TELECONFERENCING, INC.
                         1658 COLE BOULEVARD SUITE 130
                            GOLDEN, COLORADO 80401

                        ANNUAL MEETING OF SHAREHOLDERS
                                PROXY STATEMENT

Annual Meeting                                June 27, 2002, 3:00 p.m., MDT

Location                                      ACT Corporate Office
                                              1658 Cole Boulevard, Suite 130
                                              Golden, CO 80401

Record Date                                   5:00 p.m., EDT, April 26, 2002. If
                                              you were a shareholder at that
                                              time, you may vote at the meeting.
                                              Each share of Common Stock is
                                              entitled to one vote.

                                              On April 26, 2002, 9,144,370
                                              shares of our Common Stock were
                                              outstanding.

Agenda                                        1. Elect two directors.
                                              2. Approve the second amendment to
                                                 the 2000 Stock Option Plan.
                                              3. Ratify the selection of Ernst &
                                                 Young LLP as our independent
                                                 auditors for 2002.
                                              4. Any other proper business.

Proxies Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board of Directors' nominees and "for" agenda items 2 and 3. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, the Board of Directors or proxy holders will vote for a person whom they believe will carry on our present policies. A quorum for the annual meeting is a majority of the outstanding shares of Common
                                              Stock, whether in person or by
                                              proxy, at the annual meeting.

Proxies Solicited By                          The Board of Directors

First Mailing Date                            We anticipate first mailing this
                                              proxy statement on May 15, 2002.

Revoking Your Proxy                           You may revoke your proxy before
                                              it is voted at the meeting. To
                                              revoke your proxy, you may notify
                                              the Secretary of the Company in
                                              writing, or you may appear at the
                                              annual meeting and vote your
                                              shares in person.

Solicitation Costs                            We will pay the costs of
                                              soliciting proxies from
                                              shareholders.

Shareholders' Proposals                       Shareholders' proposals intended
                                              to be presented at the 2003 annual
                                              meeting must be received by the
                                              Company no later than February 28,
                                              2003, for inclusion in the
                                              Company's proxy statement and form
                                              of proxy for that meeting.

                     PLEASE VOTE. YOUR VOTE IS IMPORTANT.

The following table sets forth certain information known to regarding beneficial ownership of common stock as of April 26, 2002, by our officers, directors, subsidiary officers, and principal shareholders. For this purpose, a principal shareholder is a person that holds beneficial ownership of 5 percent or more or our outstanding common stock. Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options or warrants that are exercisable within 60 days following April 26, 2002. Shares issuable from stock options or warrants are deemed outstanding for computing the percentage of the person holding the options but are not outstanding for computing the percentage of any other person.

The percentage of beneficial ownership for the following table is based on 9,144,370 shares of common stock outstanding as of April 26, 2002.

To our knowledge, except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

                                                                                      AMOUNT AND NATURE OF
                                                                                      BENEFICIAL OWNERSHIP
                                                                                      --------------------

                                                 RELATIONSHIP WITH          NUMBER OF SHARES       SHARES ACQUIRABLE     PERCENT OF
        NAME OF BENEFICIAL OWNER                        ACT                  CURRENTLY OWNED        WITHIN 60 DAYS         CLASS
------------------------------------------------------------------------------------------------------------------------------------
Gerald D. and Carolyn R. Van Eeckhout (1)       Officers and Directors            651,000                  66,000           7.78%
Ronald J. Bach                                  Director                           74,300                  65,000           1.51%
Donald L. Sturtevant                            Director                           44,000                  45,000             *
James F. Seifert                                Director                          229,950                  53,000           3.08%
Gavin J. Thomson                                CFO                                 5,220                  80,650             *
Gene Warren                                     COO                                32,000                  70,050           1.11%
David Holden (2)                                Subsidiary Officer                360,000                   1,150           3.95%
Robert Aubry (3)                                Subsidiary Officer                                         19,050             *
Peter Eeles (4)                                 Subsidiary Officer                 39,941                   9,550             *
Nikos Moschos (5)                               Shareholder                       466,236                  17,050           5.28%
Special Situations Funds (6)                    Shareholder                       846,631                                   9.26%
GMN Investors II, L.P.(7)                       Shareholder                       200,000                 400,000           6.29%
All officers and directors (7 people)                                           1,036,470                 379,700          14.87%

*    Less than 1%.

(1)  1658 Cole Boulevard, Suite 130, Golden, Colorado 80401.

(2) Rue des Drapiers 40, Espace Moselle, B-1050 Brussels, Belgium. Mr. Holden is not an executive officer of the Company, but is included herein as a "subsidiary officer" pursuant to Item 402(a)(3)(iii) of SEC Regulation S-K.

(3) 555 Legget Drive, Tower B, Suite 842, Kanata, Ontario. Mr. Aubry is not an executive officer of the Company, but is included herein as a "subsidiary officer" pursuant to Item 402(a)(3)(iii) of SEC Regulation S-K.

(4) 115 Pitt Street, Level 4, Sydney, NSW, 2000. Mr. Eeles is not an executive officer of the Company, but is included herein as a "subsidiary officer" pursuant to Item 402(a)(3)(iii) of SEC Regulation S-K.

(5) Agiou Konstaninou 41, 2nd Floor, Marousi, Athens 15124 Greece; 293,940 of these shares are held by Mr. Moschos and Katerina Scordou (his spouse) and 172,296 shares are held by Euro-American Securities SA, a company he controls.

(6) 153 E. 53rd Street, New York, New York 10022. The shares owned by Special Situations Funds are held by Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., and Special Situations Cayman Fund, L.P., each of which is jointly controlled by Austin W. Marxe and David M. Greenhouse.

(7)  20 Williams Street, Suite 250, Wellesley, MA 02481.


                       PROPOSAL 1: ELECTION OF DIRECTORS

Our articles of incorporation, and their amendments, set the maximum number of directors at nine with our board determining the exact number from time to time within a limitation of nine. Each class is elected for a term expiring at the annual meeting of shareholders in the third year after election. Our board has established the size of the board at six members, three classes of two members each. Currently there are five members and one vacancy.

Our Personnel and Compensation Committee will consider nominees to the Board of Directors that our shareholders recommend. A shareholder desiring to submit a recommendation should send it to us in a letter addressed to the chair of the Personnel and Compensation Committee, currently James F. Seifert.

                                                                             FIRST         SHARES OF COMMON         PERCENTAGE OF
                                                                             BECAME       STOCK BENEFICIALLY           COMMON
               NAME AND PRINCIPAL OCCUPATION                                   A             OWNED AS OF                STOCK
                     OR EMPLOYMENT (2)                           AGE        DIRECTOR      APRIL 26, 2002 (3)         OUTSTANDING
------------------------------------------------------------------------------------------------------------------------------------
Nominees for Term Ending in 2005

Carolyn R. Van Eeckhout
Vice President of Human Resources of the Company (1)              64          1991                      (1)                 (1)

Donald L. Sturtevant
Chief Operating Officer and Director St. Croix Medical, Inc.      64          1996                  89,000                  (4)

Continuing Director Whose Term Ends in 2003

James F. Seifert                                                  74          1991                 330,232                3.59%
Chairman and Chief Executive Officer James F. Seifert &
 Sons LLC. - Retired

Continuing Directors Whose Terms End  in 2004

Gerald D. Van Eeckhout                                            61          1989                 717,000                7.78%
Chairman and Chief Executive Officer of the Company (1)

Ronald J. Bach                                                    68          1992                 139,300                1.51%
Certified Public Accountant, Partner Deloitte & Touche -
 Retired 1991

* Age is as of April 26, 2002.

(1) Gerald D. Van Eeckhout and Carolyn R. Van Eeckhout are husband and wife. Shares are jointly reported under Gerald D. Van Eeckhout.
(2) There has been no change in principal occupation or employment during the past five years.
(3) Except as disclosed in note (1), above, in no case was voting or investment power shared with others.
(4) Less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS

Gerald D. Van Eeckhout, one of our founders, has been chairman of our board of directors and chief executive officer since our formation in 1989. He has served as a director and chairman since 1989, and his current term as a director ends in 2004. From 1982 to 1989, Mr. Van Eeckhout was president, chief executive officer, and a director of ConferTech International, Inc., a teleconferencing services and manufacturing company, which was subsequently sold to Global Crossing. Before 1982 he served seven years as chief financial and administrative officer of Medtronic, Inc., five years as chief financial and planning officer at Pillsbury International Division, and eight years as a certified public accountant with Touche Ross & Co., based in Minneapolis, Minnesota. He received a bachelor of science degree from the University of North Dakota in 1962, and completed the Stanford Executive Program in 1976. He has also been a national director of the American Electronic Association and President of the University of North Dakota Foundation.

Gavin J. Thomson, our vice chairman and chief financial officer, secretary, and treasurer, joined us in February 1997. From 1994 to 1996, Mr. Thomson served as managing director of TEK Corporation, a consumer electronics company based in Johannesburg, South Africa. Before holding that position, from 1990 to 1994, he was the chief financial officer of TEK Corporation, then one of the largest consumer appliance companies in South Africa, which manufactured and distributed products under license to General Electric, RCA, and Pioneer of Japan. He is a chartered accountant (South Africa), having worked for Ernst & Young and Deloitte and Touche, both in South Africa and in the United States, and received his bachelor's and post-graduate degrees in accounting from Natal University, South Africa; earned his master's degree in business administration from the University of Denver; and completed the Stanford Business School Advanced Management College.

Gene Warren, our chief operating officer, joined us in August 1996. Mr. Warren came to us with over 20 years of executive and technical experience in telecommunications. From 1993 to 1996, Mr. Warren served as senior vice president of business development, operations, and technology at Global Access, a teleconferencing services company later acquired by Williams Communications and subsequently by Genesys Group. Prior to his employment by Global Access, he served as director of technical services for ConferTech International and senior director of technical support for MCI. Mr. Warren received a bachelor of science degree in physics and mathematics from Clark Atlanta University in 1975 and completed the Stanford Executive Institute. He also holds a master's degree in business administration from Regis University.

Carolyn R. Van Eeckhout, one of our founders, serves as vice president of human resources for ACT Teleconferencing, Inc. She has been one of our directors since 1991 and she has been employed with us since our inception. From 1985 to 1989, she was a self-employed consultant to various health professionals and the Denver Public Schools. She received her bachelor's degree in education from Pennsylvania State University. Her current term as a director ends in 2002.

James F. Seifert, one of our directors since 1991, has been chairman and chief executive officer of James F. Seifert & Sons LLC since 1993. Mr. Seifert was previously chairman and chief executive officer of Grafton Group, Inc., doing business as Seifert's, a women's apparel chain that operated up to 234 stores in the upper Midwest. Mr. Seifert received his bachelor of science degree in commerce from the University of North Dakota in 1950. He is a former president of the University of North Dakota Foundation. His current term as a director ends in 2003.

Ronald J. Bach, a director since 1992, is a certified public accountant who was employed continuously by the firm of Deloitte and Touche from 1955 until his retirement in 1991 at which time he was partner in charge of its Bloomington, Minnesota office. He holds a bachelor's degree in business administration from the University of Minnesota, and serves as a director of a number of privately held companies in which he has an ownership interest. His current term as a director ends in 2004.

Donald L. Sturtevant was elected as one of our directors in 1996. His current term as a director ends in 2002. Since 1996, he has been the chief operating officer and a director of St. Croix Medical, Inc., a medical implantable hearing systems company. He was president and chief executive officer of MediVators, Inc. from 1991 through 1996. Previously, he held the positions of CEO and chairman of the board of BallistiVet, Inc., from 1988 through 1990. From 1985 through 1987 Mr. Sturtevant was vice president of Alpha Business Group, Inc., a medical venture management group which he co-founded. From 1972 to 1985 Mr. Sturtevant held various positions at Medtronic, Inc., including vice president and general manager of the instrument division. Mr. Sturtevant received a bachelor of science degree in business administration from the University of Minnesota in 1966 and is a 1975 graduate of Northwestern University's International Management Program in Bergenstock, Switzerland.


            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

DIRECTORS' FEES

We compensate our three non-executive directors through a plan that provides for payment of directors' fees in the form of stock options or stock grants. Under this plan, we granted stock options for a total of 15,000 shares in 1997, or 5,000 options for each of our three non-executive directors, at an exercise price of $5.00 per share; for a total of 15,000 shares in 1998 at an exercise price of $9.00 per share; for a total of 15,000 shares in 1999 at an exercise price of $5.25 per share; and for a total of 15,000 shares at an exercise price of $8.00 per share in 2000. All options vest one year from the date of grant and expire ten years from the date of grant. Also in 2000, we made stock grants of 500 shares to each of our non-executive directors at a grant price of $8.00 per share. In 2001, we made a stock grant of 3,000 shares to each of our non-executive directors at a grant price of $5.00 per share in addition to grants of 5,000 options at a $5.00 per share exercise price.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors formally met five times during the last fiscal year.   In
addition, the Board meets informally and by teleconference as and when business circumstances require. The Board of Directors has an Audit Committee and a Personnel and Compensation Committee, each composed of three independent board members. The Personnel and Compensation Committee is the nominating committee. No director attended less than 75% of the board of director meetings or less than 75% of committee meetings on which the director served.

The Personnel and Compensation Committee met two times during the last fiscal year. The purpose of the committee is to establish and execute compensation policy and programs for ACT Teleconferencing, Inc. executives and employees. It also determines the allocation of amounts to be paid under the Company's incentive compensation plan and options to be granted under the Company's stock option plan.

The Audit Committee, which is composed of independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards and is governed by a written charter approved by the Board of Directors, met nine times last fiscal year. The purpose of the committee is to assist the Board of Directors in fulfilling its oversight responsibility of ensuring the quality and integrity of the auditing and financial reporting practices of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls of the Company. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards Number 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including matters in the written disclosures required by the Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality, not just the acceptability, of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Ronald J. Bach, Chair
James F. Seifert, Member
Donald L. Sturtevant, Member

April 30, 2002

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation we paid to our chief executive officer and our four most highly compensated executive officers for the fiscal years ended December 31, 2001, December 31, 2000, and December 31, 1999. All amounts are in U.S. dollars.


                            Annual Compensation            Long-term Compensation Awards
                          ------------------------------------------------------------------------
                                                    Restricted Stock       Securities underlying      All Other Compensation
      Name            Year   Salary     Bonus          Awards ($)             options ($) (1)                   ($)
--------------------------------------------------------------------------------------------------------------------------
Gerald Van Eeckhout   2001   $230,000  $ 15,000                                                                 $35,471 (2)(3)
                      2000    200,000    59,778                                                                  22,454 (2)(3)
                      1999    160,000    36,320                                                                  18,771 (2)(3)

Gavin Thomson         2001    200,000    21,336                                          20,000 (7)               6,000 (3)
                      2000    160,000    59,778                                                                   6,112 (3)
                      1999    140,000     5,091                                             100 (4)               4,800 (3)

Gene Warren           2001    230,000    35,377             200,000 (5)                  20,000 (7)               6,000 (3)
                      2000    200,000    59,063                                                                   7,608 (3)
                      1999    145,000   100,982                                             100 (4)               6,418 (3)

David Holden (6)      2001    124,000    18,397                                                                  16,000 (3)
                      2000    122,000    63,320                                                                   7,225 (3)
                      1999    112,000    27,600                                             100 (4)              17,280 (3)

Robert Aubry (10)     2001    132,000    31,000                                          10,000 (7)               6,000 (3)
                      2000     67,000    31,500                                           8,000 (8)              31,800 (3)(9)
                      1999     69,000     1,500                                             100 (4)              14,892 (3)(9)

_________________________

     (1)  All options are for the purchase of Common Stock.
     (2) Includes an annual disability insurance premium payment of $1,971 per year, a split dollar life insurance policy premium of $12,000 per year, and in 2001, $21,500 in compensation related to the exercise of stock options.
     (3)  Includes car allowances.
     (4) 100 options granted on December 1, 1999, at an exercise price of $7.00 per share. These options expire December 1, 2009 and vest at 25 percent per year.
     (5) In July 2001, we issued 32,000 shares of restricted common stock to Mr. Warren of as part of a long term incentive package. See "Key Employee Agreements" for more information.
     (6) Mr. Holden, a resident of Belgium, is our regional managing director of Europe. We do not consider Mr. Holden to be an executive officer of the corporation although he is an officer of a subsidiary.
     (7) Options granted on September 10, 2001, at an exercise price of $5.00 per share. These options expire ten years from the date of grant and vest at 25 percent per year.
     (8) Options granted on June 23, 2000, at an exercise price of $5.75 per share. These options expire ten years from the date of grant and vest at 25 percent per year.
     (9)  Includes commissions.
     (10) Mr. Aubry, a resident of Canada, is our managing director of North America. Mr. Aubry is not considered an executive officer of the corporation, although he is an officer of a subsidiary.

Stock option grants

     The table below summarizes options granted to the executives named in the table of annual compensation above during 2001.

                            Number of            Percent of Total
                            Securities             Option/SARs
                            Underlying             Granted to
                           Option/ SARs        Employees in Fiscal        Exercise        Expiration     Present Value at
        Name                Granted (#)               Year                 Price            Date         Date of Grant(1)
---------------------------------------------------------------------------------------------------------------------------
Gavin Thomson                 20,000                  8.7%              $5.00/Share        09-10-11      $   75,200
Gene Warren                   20,000                  8.7%              $5.00/Share        09-10-11          75,200
Peter Eeles                   20,000                  8.7%              $5.00/Share        09-10-11          75,200
Robert Aubry                  10,000                  4.4%              $5.00/Share        09-10-11          37,600

__________

(1) The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model. The following assumptions were used: risk-free interest rate of 6.0%; a dividend yield of 0%; volatility factors of the expected market price of our common stock of 0.77, and a weighted-average expected life of the option of seven years.

     The table below summarizes options exercised during 2001 and indicates the value of unexercised options held by the named executives at fiscal year end at the share price of $7.65 per share on December 31, 2001 (last trading day of the year):

                                                           Number of Securities underlying          Value of Unexercised
                                                          unexercised options at December 31,     In-the-Money options at
                                                                        2001                          December 31, 2001
                                                    -----------------------------------------------------------------------------
                        Shares
                     Acquired on         Value
     Name              Exercise         Realized        Exercisable         Unexercisable       Exercisable      Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Gerald Van Eeckhout    150,000          $ 498,250         50,000                       -        $  80,000        $        -

Gavin Thomson           15,000             90,300         80,650                  20,000          247,823            53,033

Gene Warren             25,000            164,755         70,050                  20,000          205,533            53,033

David Holden            56,275            358,960          1,150                   2,675            1,873             1,905

Peter Eeles                  -                  -          9,050                  23,050                -            53,000

Robert Aubry                 -                  -         17,050                  21,050           36,083            48,683

Certain of our officers have adopted or intend to adopt written plans, known as Rule 10b5-1 plans, in which they have contracted or will contract with broker-dealers to exercise their stock options and sell ACT common stock. Transactions will occur on dates identified when the plans were adopted.

Officer Loans

In July 2001, the board of directors authorized a loan, with recourse, to Gerald Van Eeckhout, one of our officers in the amount of $347,875 which is secured and currently outstanding at the same amount. The purpose of the loan was to assist the officer in exercising stock options. This loan bears interest at 6% and matures on November 1, 2006.

In 2000, the Company entered into a loan agreement with Gene Warren, one of our officers. At March 31, 2001, the loan had an outstanding balance of $255,653, including interest of $27,892. This note bears interest at a rate of 7.5% and is due June 30, 2003.

Personnel and Compensation Committee Report

ACT Teleconferencing, Inc.'s overall compensation philosophy is as follows:

..  Attract and retain quality talent, which is critical to both the short-term and long-term success of this Company.
..  Reinforce strategic performance objectives through the use of incentive compensation programs.
.. Create a mutuality of interest between executive officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making.
..  Ensure that compensation has been and will continue to be tax deductible.

The committee's approach to base compensation is to offer competitive salaries in comparison with market practices. The committee annually examines market compensation levels and trends observed in the labor market. Market information is used as a frame of reference for annual salary adjustments and starting salaries.

The committee makes salary decisions in an annual review with input from the CEO. This annual review considers the decision-making responsibilities of each position and the experience, work performance, and team-building skills of position incumbents.

For executive officers and the named executives, bonus consideration is given to overall corporate or regional performance. For the executive officers, bonuses are calculated at 3% of the yearly increase in consolidated after tax net income. For the named executives, bonuses are calculated at 1% of the yearly increase in consolidated after tax net income plus 2% of the executive's respective regional yearly increase in after tax net income. In addition, discretionary bonuses can be paid based on individual achievements not rewarded under the fixed percentage calculation. This bonus structure supports the accomplishment of overall objectives and rewards individual contributions by our executive officers. Individual annual bonus level targets are consistent with market practices for positions with comparable decision-making responsibilities.

ACT Teleconferencing, Inc. has a stock option plan as embodied in the 1996, 1998, and 2000 plans, as amended, which the committee uses for long-term officer compensation. We establish targeted or projected values of long-term awards at the date of grant by considering observed market practices for similar positions, term of employment, and individual performance.

The committee is comprised of the following members, all of whom are non-executive directors of ACT Teleconferencing, Inc.:

James F. Seifert, Chair
Ronald J. Bach, Member
Donald L. Sturtevant, Member

Key employee insurance

We maintain a key-employee life insurance policy on the lives of all of our senior executives in amounts ranging from $500,000 to $1.8 million; the major portion of proceeds are payable to us with an amount payable to the executive's estate. The intended purpose of these policies is to assist us in replacing these executives and in making other adjustments in operations if they die. Our United Kingdom subsidiary holds an additional life insurance policy on the life of David L. Holden in the event of his death in the amount of (Pounds)1,090,000, payable to the subsidiary. The proceeds are for the purpose of managing the subsidiary and recruiting a successor.

Key employee agreements

Our board adopted executive agreements with Gerald D. Van Eeckhout, Gene Warren, and Gavin J. Thomson as of April 1, 1999, and amended on July 26, 1999. If any person that is not our affiliate takes control of us, the takeover triggers the effective date of the executive agreements. Each executive agreement provides that the executive is entitled to a three-year employment agreement commencing on the effective date at the executive's regular salary and bonus. If the executive is dismissed without cause or leaves for good reason as defined under the agreement, the executive is entitled to three years' salary and a bonus that is determined according to the board of directors' bonus policy.

One of our founders, Gerald D. Van Eeckhout, also has executed a five-year employment agreement dated July 1, 1999, at a salary and bonus no less than the amount in effect upon execution of the agreement, which includes covenants prohibiting competition with us following the termination of his employment. This employment agreement ensures that the services of Mr. Van Eeckhout will be available to us, as the Board of Directors may determine, and will prohibit Mr. Van Eeckhout from engaging in activities on behalf of a competitor for two years following termination of his employment. The Personnel and Compensation Committee of the Board of Directors annually reviews compensation under his agreement and includes medical insurance and other benefits available to employees generally. If a change in control occurs, as defined in the executive agreement, Mr. Van Eeckhout's executive agreement will prevail over the terms of his employment agreement, except that his benefits and spousal benefits for his wife, Carolyn R. Van Eeckhout, including medical coverage, will continue for the balance of the five year term, and he will receive a minimum of two years compensation under the employment agreement.

We issued 32,000 shares of restricted common stock to Mr. Warren as part of his incentive package. The common stock vests in equal amounts over four years and is non-transferable during the four years. The shares were valued at $6.25 per share at the time of the grant for a total of $200,000. Under variable accounting, we will expense the value of the grant based on the market price of shares at the time of vesting. The Board reserves the right to accelerate vesting of these shares at any time if justified by Mr. Warren's performance. Additional shares in similar amounts may be issued to Mr. Warren each year for four years based on strict profit-based performance criteria. These shares would have the same vesting and selling restrictions. We recognized compensation expense of $62,500 for the year ended December 31, 2001, related to this agreement.

Our United Kingdom subsidiary has a service agreement with its managing director, David L. Holden, which expires on December 31, 2005 or upon six months written notice by either the employer or employee. Under this agreement with effect from January 1, 2001, Mr. Holden receives a minimum base salary of (Pounds)75,000 per year and a performance related bonus as determined from time to time.

Equity Compensation

The Company rewards its employees with equity compensation in the form of stock options, stock grants, and participation in the Company's Employee Stock Purchase Plan. The following table summarizes the Company's equity compensation as of December 31, 2001.

                                                   Number of                              Number of Shares
                                                     Shares                              Remaining Available
                                                   Underlying     Weighted Average      for Future Issuance
                                                  Outstanding      Exercise/Grant           Under Equity
                                                 Options/Grants        Price             Compensation Plans
------------------------------------------------------------------------------------------------------------------
Plans approved by shareholders                      936,691(1)          5.21(1)             385,191(1)(2)
Plans not approved by shareholders (3)               32,000             6.25                     -0-

(1) Reflects options granted under the Company's Stock Option Plan of 1991, Stock Option Plan of 1996, as amended, and Stock Option Plan of 2000, as amended.

(2) Reflects options remaining available for grant under the Company's Stock Option Plans as amended (but not including the additional shares to be authorized under Proposal 2), as well as 198,987 shares of common stock remaining available for purchase under the Company's 1998 Employee Stock Purchase Plan, as amended.

(3) Shares represent stock granted to an executive officer as part of his incentive compensation plan. This transaction is described in "Key Employment Agreements." The stock price represents the market price on the date of grant.


Performance Graph

The following graph compares total shareholder return on our Common Stock at each year end, since 1996, the year of our initial public offering, to the Nasdaq Composite Index (U.S. and foreign companies) and the Nasdaq Telecommunications Index. The graph assumes that $100 was invested in our stock at $3.59 and that the same amount was invested in the Nasdaq Composite Index and the Nasdaq Telecommunications Index. The closing price for our stock on December 31, 1996 was $3.59. Our closing stock price on December 31, 2001, the last trading day of our 2001 fiscal year, was $7.65.

Comparison of Cumulative Total Return on Investment

                                    [GRAPH]

                                               ACT                NASDAQ
                                        Teleconferencing,     Telecommunications
                                              Inc.               (NASDAQ - T)         NASDAQ Index
                                             (ACTT)                                   (NASDAQ - I)
          ----------------------------------------------------------------------------------------------
          December 31, 1996                  100.00                100.00                100.00
          ----------------------------------------------------------------------------------------------
          December 31, 1997                  170.75                145.97                122.48
          ----------------------------------------------------------------------------------------------
          December 31, 1998                  146.24                241.58                172.70
          ----------------------------------------------------------------------------------------------
          December 31, 1999                  222.84                431.01                320.87
          ----------------------------------------------------------------------------------------------
          December 29, 2000                  198.61                183.57                193.00
          ----------------------------------------------------------------------------------------------
          December 31, 2001                  213.09                122.88                153.15
          ----------------------------------------------------------------------------------------------

          PROPOSAL 2: SECOND AMENDMENT TO THE 2000 STOCK OPTION PLAN

In 1991 we adopted our Stock Option Plan of 1991, which authorized the grant of options on 400,000 shares of our common stock. In 1996 we adopted the Stock Option Plan of 1996, authorizing another 400,000 options, which was later increased to 800,000 options. In 2000 we adopted the Stock Option Plan of 2000, authorizing another 200,000 options, later increased to 400,000 options. To continue to provide our personnel, outside directors, advisors, or consultants with incentives to provide us with their maximum effort, our board recommends an increase, by way of amendment, to the Stock Option Plan of 2000 (the "2000 Plan"), which will authorize the grant of an additional 400,000 options. This amendment to the 2000 Plan will continue to assist us in attracting and retaining the most qualified personnel for the Company.

The following discussion summarizes and describes the features of the 2000 Plan, but you should carefully read the entire 2000 Plan.

Administration and Terms

A committee of two or more directors that our board of directors will appoint will administer the 2000 Plan. If the board does not appoint a committee to administer this 2000 Plan, then the board will constitute the committee. The personnel and compensation committee of the board of directors currently serves as the committee that administers the 2000 Plan, all of whose members are "disinterested directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The committee has the exclusive power to make awards under the 2000 Plan, to determine when and to whom awards will be granted, and the form, amount, and other terms and conditions of each award. The committee may delegate all or part of its responsibilities under the 2000 Plan to our chief executive officer for granting and administering awards granted to persons other than persons who are then subject to the reporting requirements of Section 16 of the Exchange Act. The 2000 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards.

All our employees and employees of our affiliates are eligible to receive awards under the 2000 Plan at the discretion of the committee. The committee may also grant awards other than incentive stock options to individuals who are not employees or outside directors but who provide services to us or our affiliates as an advisor or consultant. The types of awards that may be granted under the 2000 Plan include incentive and non-statutory stock options.

Stock options may be granted to recipients at exercise prices with expiration dates as the committee may determine. The exercise price of incentive stock options may not be less than fair market value on the date the option is granted, and the exercise price of a non-statutory stock options may not be less than 85% of fair market value. An incentive stock option shall not be exercisable more than ten years after the date of grant.

The purchase price payable upon exercise of options may be payable in cash, through a reduction of the number of shares of common stock delivered to the participant upon exercise of the option, by the shareholder's delivery of unencumbered stock the participant already owns, a combination of cash and stock, or as provided in the applicable award agreement.

The employee may exercise the options only during his or her employment and, under specified circumstances, for three months after termination of employment. If the employee becomes disabled or dies, the individual or his or her legal representative has one year after termination of employment or death, or until the expiration date of the options, whichever is earlier, to exercise the options.

The 2000 Plan will remain in effect until all stock under the 2000 plan is distributed or all awards have expired or lapsed, whichever occurs later, or the 2000 Plan is terminated. The number of shares purchasable and the exercise price may be adjusted under anti-dilution provisions upon the occurrence of specified fundamental changes such as stock dividends, stock splits, or other relevant change in our capital structure.

Summary of Federal Income Tax Consequences

Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2000 Plan. If statutory employment and holding period conditions are satisfied before the recipient disposes of shares of our common stock acquired by the exercise of an option, then no taxable income will result upon the exercise of the option, and we will not be entitled to any deduction in connection with the exercise. Upon disposition of the shares of our common stock after expiration of the statutory holding periods, any gain or loss a recipient will realize will be a capital gain or loss. We will not be entitled to a deduction with respect to a recipient's disposition of the shares of our common stock after the expiration of the statutory holding periods.

Except in the event of death, if a recipient disposes of shares of our common stock acquired upon the exercise of an incentive stock option before the expiration of the statutory holding periods (a "disqualifying disposition"), the recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on the disposition, equal to the difference between the exercise price and the fair market value of the shares of our common stock on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss. If the recipient pays the option price with shares of our common stock that were originally acquired by the exercise of an incentive stock option and the statutory holding periods for the shares of our common stock have not been met, the recipient will be treated as having made a disqualifying disposition of the shares of our common stock, and the tax consequences of the disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

Non-statutory Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the 2000 Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and we will be entitled to a deduction equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares of our common stock, any additional gain or loss the recipient realizes will be taxed as a capital gain or loss.


                 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
                SECOND AMENDMENT TO THE 2000 STOCK OPTION PLAN
                     AS DISCUSSED IN THIS PROXY STATEMENT.

                 PROPOSAL 3: SELECTION OF INDEPENDENT AUDITORS

Upon recommendation of our Audit Committee, our Board has selected Ernst & Young LLP, certified public accountants, as independent auditors for the fiscal year ending December 31, 2002. That firm has acted as our independent auditors for the past five years and the board considers it highly qualified. Fees for the last fiscal year were annual audit $200,000, and all other fees $175,000, including audit related services of $125,000 and non-audit services of $50,000. Ernst & Young LLP billed no fees for financial information systems design and
implementation.   Audit related services generally include fees for business acquisitions, accounting consulting, and SEC registration statements.

Our Board of Directors wishes to submit the selection of Ernst & Young LLP for shareholders' approval at the meeting. If the shareholders do not give approval, the board will reconsider its selection.

A representative from Ernst & Young LLP is expected to be available at the annual shareholders meeting and will have an opportunity to make a statement if the representative so desires. The representative is expected to be available to respond to appropriate questions.

                 THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE
             RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
                AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2002.

                      PROPOSAL 4:  OTHER PROPER BUSINESS

As of the date of this proxy statement, the Board of Directors is not informed of any other matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgement.


By Order of the Board of Directors,

/s/ Gavin Thomson

Gavin Thomson
Secretary/Treasurer
Dated April 30, 2002

                                     PROXY
                                     -----

ACT Teleconferencing, Inc.

                        Annual Meeting of Shareholders
                                 June 27, 2002

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of ACT Teleconferencing, Inc. acknowledges receipt of the notice of annual meeting and proxy statement, each dated April 30, 2002, and appoints Ron Bach and Gavin J. Thomson as proxies and attorney- in-fact, each with the full power of substitution, on behalf and in the name of the undersigned, to vote all the shares of Common Stock, no par value, of ACT Teleconferencing, Inc., the undersigned holds of record as of April 26, 2002, at the annual meeting of shareholders to be held on June 27, 2002 at ACT Teleconferencing, Inc., 1658 Cole Boulevard, Suite 130, Golden, Colorado, 80401, United States, and at any postponement or adjournment of the annual meeting.

Any shareholder completing this proxy that fails to mark one of the boxes for the proposal will be deemed to have given the proxy holders complete discretion in voting his, her, or its shares on the proposal at the annual meeting. If no mark is made, this proxy will be voted FOR each proposal. If a box is marked, your shares shall be voted according to your instructions.

The Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR the other proposals.

A. Election of Donald L. Sturtevant as a class I director to serve until the 2005 annual meeting of shareholders or until his successor is elected and qualified.

[_] For [_] Withhold Authority

B. Election of Carolyn R. Van Eeckhout as a class I director to serve until the 2005 annual meeting of shareholders or until her successor is elected and qualified.

[_] For [_] Withhold Authority

C.  Ratification of the Second Amendment to the 2000 Stock Option Plan.

[_] For [_] Against [_] Abstain

D. Ratification of the appointment of Ernst & Young LLP as our independent accountants for the year ending December 31, 2002.

[_] For [_] Against [_] Abstain

E. In their discretion, the proxies are authorized to vote upon any other business as may properly come before the annual meeting and any postponement or adjournment of the annual meeting.

[_] For [_] Against [_] Abstain

Please sign exactly as your name appears on your stock certificate. If joint tenants hold the shares, both should sign personally. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or another fiduciary capacity, please give your full title. If signing on behalf of a corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.
Date Signed: ____________, 2002

      ___________________________________________________________________
                             Number of Shares Owned

      ___________________________________________________________________
                        Print Name(s) of shareholder(s)

      ___________________________________________________________________
                    Signature (all joint tenants must sign)

      ___________________________________________________________________
                   Signature of joint tenant (if applicable)

      ___________________________________________________________________
                             Title (if applicable)